Exhibit 10.2


                          SUBORDINATED PROMISSORY NOTE

US $165,000.00                                                     July 29, 2005

      Subject to the terms and conditions of this Subordinated Promissory Note (this "Note"), for value received, the undersigned Conversion Services International, Inc. ("CSI"), a Delaware corporation with an address of 100 Eagle Rock Avenue, East Hanover, New Jersey 07936, hereby promises to pay to ADAM HOCK, an individual residing at 630 First Avenue, Apt. 35C, New York, New York 10016, and LARRY HOCK, an individual residing at 4210 West Beachway Drive Tampa, Florida 33609 (collectively, the "Holder"), the principal amount of One Hundred Sixty-Five Thousand U.S. Dollars (US $165,000.00), with interest thereon, as provided herein.

      This Note is issued and delivered pursuant to the Agreement and Plan of Merger, dated as of July 28, 2005 (the "Merger Agreement"), by and among CSI, ISI Merger Corp., Integrated Strategies, Inc., ISI Consulting, LLC and Holder. The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

      1. Principal Repayment. The outstanding principal amount of this Note shall be due and payable on the Maturity Date (as hereinafter defined), unless this Note has been prepaid in accordance with the terms set forth below.

      2. Interest. Interest shall accrue on the unpaid principal of this Note at a simple annual interest rate equal to five percent (5%) per annum from the date hereof and shall be due and payable on the Maturity Date. All computations of the interest hereunder shall be made on the basis of a year of 365 days based on the actual number of days elapsed (including the first day but excluding the last day) and only on the principal amount hereof or of any such portion which is outstanding. Should the rate of interest as calculated under this Note exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest allowed by applicable law.

      3. Maturity Date. The principal amount of this Note, together with all interest accrued thereon, shall be due and payable by 5:00 PM Eastern Standard Time on October 28, 2006 (the "Maturity Date").

      4. Prepayment. CSI shall have the right, at any time prior to the Maturity Date, at its election on five (5) business days' prior written notice, to prepay, without penalty or premium, the principal amount of this Note, in whole or in part, together with interest on the portion of the principal so prepaid accrued to the date of prepayment.

      5. Subordination. By acceptance of this Note, the Holder, for itself and its successors and permitted assigns, acknowledges and agrees for the benefit of CSI, Laurus Master Fund, Ltd., Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC, Sands Brothers Venture Capital IV LLC, Taurus Advisory Group, LLC, Scott Newman and Glenn Peipert (collectively, the "Senior Debt Holder") and their respective successors and assigns, that, notwithstanding any provision of this Note to the contrary, the payment of any interest, principal or any other amounts under this Note, and the performance by CSI of its obligations hereunder, is and shall be expressly subordinated and junior in right of payment to the prior indefeasible payment in full of all Senior Indebtedness (as hereinafter defined), whether now existing or hereafter arising, and is hereby subordinated as a claim against CSI or any of the assets of CSI, whether such claim be in the event of any distribution of the assets of CSI, upon any reorganization or composition or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving CSI or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshaling of its assets or liabilities or any general failure of CSI to pay its debts as they become due. All rights of the Holder hereunder are expressly subject to the rights of the Senior Debt Holder.

      As used herein, the term "Senior Indebtedness" shall mean all amounts owed by CSI to the Senior Debt Holder under, and all obligations of CSI pursuant to the debt obligations listed on page 48 in CSI's Registration Statement on Form SB-2/A, filed with the Securities and Exchange Commission on June 13, 2005.

      6. Payment. All payments with respect to this Note shall be made in lawful money of the United States of America at such place as the Holder hereof may reasonably designate in writing to CSI. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

      7. No Security. This Note is unsecured.

      8. Mutilated, Destroyed, Lost or Stolen Note. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, CSI shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to CSI. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to CSI: (a) evidence to its satisfaction of the destruction, loss or theft of such Note, and (b) such security or indemnity as may be reasonably required by CSI to hold CSI harmless.

      9. Assignment. The rights and obligations of CSI and the Holder of this Note shall be binding upon, and inure to the benefit of, their permitted successors, assigns, heirs, administrators and transferees. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of CSI. Payment under this Note shall be made only to the registered holder of this Note.

      10. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of CSI and the Holder.

      11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to CSI or to the Holder at the addresses set forth herein below. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

                  If to CSI, to:

                  Conversion Services International, Inc.
                  100 Eagle Rock Avenue
                  East Hanover, NJ 07936
                  Attention:  Scott Newman
                  Fax: 973-560-9500

                  with a copy to:

                  Ellenoff Grossman & Schole LLP
                  370 Lexington Avenue
                  New York, NY 10017
                  Attention:  Barry I. Grossman, Esq.
                  Fax: 212-370-7889

                  If to Holder, to:

                  Mr. Adam Hock
                  630 First Avenue, Apt. 35C
                  New York, New York 10016
                  Fax:

                  Mr. Larry Hock
                  4210 West Beachway Drive
                  Tampa, Florida 33609
                  Fax:

                  With a copy to:

                  Foley & Lardner LLP
                  100 North Tampa Street, Suite 2700
                  Tampa, FL 33602
                  Attention:  Richard H. Agster, Esq.
                  Fax: 813-221-4210

      12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey, excluding that body of law relating to conflicts of laws.

      13. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

      IN WITNESS WHEREOF, CSI has caused this Note to be issued in favor of Holder as of the date first above written.

                                   CONVERSION SERVICES INTERNATIONAL, INC.

                                   By:       /s/ Scott Newman
                                        ----------------------------------------
                                        Name:  Scott Newman
                                        Title: President